UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 11, 2009
Date of Report (date of Earliest Event Reported)

PYPO CHINA HOLDINGS LIMITED
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	000-52358	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

South 3/F, Chang’An XingRong Center
No. 1 NaoShiKou Street, XiCheng District
Beijing, China 100031
(Address of principal executive offices and zip code)

8610-5832-5957
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01        Entry into a Material Definitive Agreement.

On September 11, 2009, Beijing Leyu Shiji Telecommunications Equipment Retail Chain Co., Ltd. (“Leyu”), an operating subsidiary of Pypo China Holdings Limited (“Pypo”), entered into an Equity Interest Transfer Framework Agreement (the “49% Equity Transfer Agreement”) with Suzhou Industrial Park Pengjing Kunxiang Technology Co., Ltd. (“Pengjing Kunxiang”) to acquire forty-nine percent (49%) of the outstanding equity interests of Jiangsu Guanzhilin Mobile Phones Hypermarket Co., Ltd. (“Jiangsu Guanzhilin”). The parties signed and closed the transaction on the same day. Prior to the acquisition, Leyu held 51% of the equity interests of Jiangsu Guanzhilin. Accordingly, upon consummation of the transaction</fon t>,  Jiangsu Guanzhilin became a wholly owned subsidiary of Leyu. Jiangsu Guanzhilin engages in the retailing of wireless telecommunications devices and accessories in China and is a customer of Pypo.

The consideration for the acquisition was RMB 200 million (or approximately US$29.3 million), to be paid in cash installments of RMB 100 million, RMB 50 million and RMB 50 million within 3 business days, 30 days and 3 months after closing, respectively.

The 49% Equity Transfer Agreement also modifies the 2008 agreements pursuant to which Leyu had initially acquired 51% of the equity interests of Jiangsu Guanzhilin (collectively, the “51% Agreements”). Pursuant to the 49% Equity Transfer Agreement, the acquisition consideration under the 51% Agreements decreased from approximately RMB 316.2 million (or approximately US$46.3 million) (subject to adjustment) to RMB 252.96 million (or approximately US$37.0 million) by necessary future installment payments in connection therewith. In addition, the 49% Equity Transfer Agreement waived the earn-out provisions and terminated certain ancillary agreements to the 51% Agreements.

The information contained in this Item 1.01 is qualified in its entirety by the 49% Equity Transfer Agreement attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by this reference.

Item 1.02        Termination of a Material Definitive Agreement.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K concerning the termination of certain of the 51% Agreements pursuant to the 49% Equity Transfer Agreement, which is incorporated herein by reference.

Item 2.01        Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K concerning the completion of acquisition by Leyu of 49% of the outstanding equity interests of Jiangsu Guanzhilin pursuant to the 49% Equity Transfer Agreement, which is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description
2.1
Equity Interest Transfer Framework Agreement dated as of September 11, 2009 by and between Beijing Leyu Shiji Telecommunications Equipment Retail Chain Co., Ltd. and Suzhou Industrial Park Pengjing Kunxiang Technology Co., Ltd.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated closing of the above described acquisition. These statements are based on current expectations, forecasts and assumptions. Actual results could differ materially from those anticipated by these forward-looking statements as a result of a number of factors, some of which may be beyond Pypo’s control. These factors include the risk that Pypo will not successfully integrate the acquisition discussed herein, as well as the other risk factors detailed in Pypo’s filings with the Securities and Exchange Commission. Pypo disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This communication is neither an offer to sell nor a solicitation of an offer to sell any securities of Pypo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PYPO CHINA HOLDINGS LIMITED (registrant)
/s/ Kim Chuan (“Jackie”) Leong
September 17, 2009	By:	Kim Chuan (“Jackie”) Leong
Chief Financial Officer